News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS
Substantial Increase in Sequential Quarterly Cash Flow and Earnings

CHANTILLY, Va., February 26, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months and full year ended December 31, 2008.

Fourth Quarter 2008

•	Revenue was $37.2 million, down 2 percent from $38.1 million in fourth quarter 2007, reflecting the departure of three large clients in late 2007 and early 2008.

•	Ebitda, a non-GAAP measure adjusted for stock compensation and preferred stock accretion, was $9.6 million, compared to $10.3 million in the prior year.

•	Net income available to common stockholders was $1.3 million or $0.04 per diluted share, compared to $12.1 million or $0.40 per diluted share in the prior period. Adjusted for tax valuation allowance benefits of $0.2 million in 2008 and $13.7 million in 2007, income was $1.1 million or $0.04 per diluted share, versus a loss of $1.6 million or $0.05 per diluted share in the prior year.

•	Core net income, a non-GAAP measure, was $2.0 million versus $3.3 million in 2007. Core net income per share was $0.07 per share, down from $0.11 per share in 2007.

Full Year 2008

•	Revenue was $151.6 million, a 12 percent increase from $135.1 million in 2007.

•	Ebitda, a non-GAAP measure, was $32.7 million, the same as the prior year.

•	Net loss available to common stockholders was $7.0 million or $0.24 per diluted share, compared to income of $2.6 million or $0.09 per diluted share in the prior period. Adjusted for tax valuation allowance benefits of $0.2 million in 2008 and $13.7 million in 2007, the loss was $7.1 million or $0.25 per diluted share, versus a loss of $11.1 million or $0.41 per diluted share in the prior year.

•	Core net income, a non-GAAP measure, was $7.3 million, the same as the prior year. Core net income per share was $0.24 per diluted share, down from $0.25 per share in 2007.

“We finished the year well, with a substantial increase in cash flow and earnings from the third quarter of 2008,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “Despite the weakened economy, we signed 5 major deals this past quarter capping a record sales year as measured by total contract value. We also extended 11 major client contracts in the quarter and ended the year with a 100 percent renewal rate for large bank clients.”

“Year-over-year comparisons continue to be distorted by the cluster of large acquisition-related client departures in 2007 and early 2008. We believe we have now minimized this risk with our current client diversification and renewal schedules.”

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Lawlor added, “While client sales and renewals were strong, slower than expected billpay transaction growth impacted fourth quarter revenue. In response, we trimmed costs resulting in our maintaining sequential earnings growth. First quarter 2009 transaction growth started slowly but has picked up in the last month.”

“We enter 2009 with a comfortable cash position and increased year-over-year cash flow and earnings expectations. Now half way through our five-year strategic plan, Online Resources has made appropriate mid-course corrections and is poised to leverage past shareholder investment in its series of transforming acquisitions.”

Lawlor believes that the company’s long-term risk-reward outlook continues to be favorable, stating that, “The huge negative impact of declining interest rates on our revenue growth has already occurred. Dilutive acquisition bank debt is being paid-off on schedule. Heavy incremental spending on new products is behind us. We are now getting these products into our distribution channels, gaining meaningful competitive advantages and benefiting from our recurring revenue business model.”

2008 Highlights

•	Double-digit revenue growth for 10th consecutive year and named to the Fast 500, a list of the nation’s fastest growing technology companies, for the 5th time in 8 years

•	Strengthened balance sheet by reducing bank debt by 11 percent, while increasing our cash and investment position by 12 percent

•	Re-signed 100 percent of large banking clients up for renewal during the year

•	Continued string of 20+ percent annual increases in total company transactions and billpay users

•	Record new client signings, measured by total contract value

•	Four new “top 10” credit card issuer clients for web-based collections, further securing position as the market leader

•	Successfully launched industry’s first integrated expedited payments service with 500+ banks

•	Large expansion of biller network, increasing captive in-network payments (at negligible cost) to over 50 percent of our bank-originated electronic payments

•	Continued significant investment in infrastructure (e.g. MIS, business continuity, security, billing systems, customer relationship management, network management)

•	Received Collections Advisor magazine’s award for the industry’s most influential product

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2009 Business Outlook

The Company reaffirmed guidance for the first quarter and full year. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

				First Quarter	Full Year
		2009		%		2009		%
	2008 ACTUAL	GUIDANCE		CHANGE	2008 ACTUAL	GUIDANCE		CHANGE

Revenue ($ millions)	$39.2	$38.2-40.2		0%	$151.60	$160.0-170.0		9%

Ebitda (a)(b)	$7.4	$6.6-8.1		0%	$32.70	$36.0-44.0		22%

Earnings ($ per share)

Net Loss to Common (c)(d)	($0.12)	$(0.12)-	(0.09)	n/a	($0.24)	$(0.23)-	(0.11)	n/a

Core Net (Loss) Income (a)(e)(f)	$0.05	$0.03-0.05		-20%	$0.24	$0.31-0.39		46%

Share Count (millions)

Basic	28.8	29.6		3%	29.1	29.8		2%

Fully Diluted Shares (g)	30.3	30.9		2%	30.5	31.1		2%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	First quarters and full years 2009 and 2008 net loss available to common stockholders per share are calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2009, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $2.1 and $2.6 million for the first quarters of 2009 and 2008, respectively, and $7.6 and $9.5 million for the years 2009 and 2008, respectively. Excludes equity compensation expense of approximately $1.9 and $1.4 million for the first quarters of 2009 and 2008, respectively, and $6.6 and $4.7 million for the years 2009 and 2008, respectively. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the first quarters of 2009 and 2008 and $1.6 million for the years 2009 and 2008. Excludes income (costs) related to the fair market valuation of certain derivatives of $(0.7) and $1.9 million for the first quarter and full year 2008, respectively. Excludes costs related to mark to market investments of $0.1 and $0.6 million for the first quarter and full year 2008. Includes preferred stock accretion of approximately $1.9 and $1.8 million for the first quarters of 2009 and 2008, respectively, and $7.6 and $7.3 million for the years 2009 and 2008, respectively.

(g)	Only used for the purposes of calculating core net income per share.

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Today’s Conference Call and Web Cast
The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants.

In addition, a live web cast of the call, including a slide presentation, will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on February 26th until midnight on Thursday, March 5th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 83081397. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08	3Q08	4Q08
BANKING SERVICES
Payment Services[2]
Revenue	$19.7	$20.2	$20.2	$20.2	$19.7	$18.1	$18.4	$17.9
Bill Payment Transactions	40.8	42.1	42.1	41.8	41.8	39.0	39.1	39.4

Other Revenue	$4.8	$5.1	$4.4	$5.6	$4.5	$5.1	$5.6	$5.3

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$1.1	$1.1	$3.7	$5.5	$7.0	$6.4	$6.2	$5.8
Bill Payment Transactions	0.2	0.3	0.8	1.4	1.7	1.7	1.7	1.6

Payment Services — Biller Paid
Revenue	$2.6	$2.6	$3.3	$4.1	$5.2	$5.6	$6.0	$6.2
Bill Payment Transactions	6.5	7.4	8.4	9.1	10.3	10.5	11.3	11.8

Other Revenue[3]	$2.7	$3.0	$2.6	$2.8	$2.8	$2.0	$1.9	$2.0

OTHER KEY METRICS
Internet Banking Adoption Rate	26.4%	27.7%	30.7%	32.8%	34.3%	39.8%	40.5%	42.7%
Banking Billpay Adoption Rate	6.3%	6.7%	6.8%	8.7%	9.0%	9.4%	10.0%	10.2%
Enterprise Users	9.5	10.5	11.6	12.3	13.5	12.6	13.0	13.2

Notes:

1.	In millions except adoption rates.

2.	Includes the revenues and transactions for the following large, departed clients: Branch Banking and Trust Company (departed 3Q07), Jack Henry (departed 4Q07) and Corporate Network eCom (departed 1Q08).

3.	Includes revenues for the following large, departed clients: MBNA (departed 2Q07) and Certegy (departed 2Q08).

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Account presentation services	$1,789	$2,296	$7,909	$8,998
Payment services	29,821	29,806	122,301	104,228
Relationship management services	1,977	2,231	8,068	8,138
Professional services and other	3,573	3,765	13,364	13,768
Total revenues	37,160	38,098	151,642	135,132

Expenses:
Cost of revenues	18,546	18,099	77,353	64,083

Gross profit	18,614	19,999	74,289	71,049

General and administrative	6,916	7,808	33,445	28,933
Selling and marketing	5,526	5,904	24,207	23,446
Systems and development	2,408	2,597	9,906	9,196
Total expenses	14,850	16,309	67,558	61,575

Income from operations	3,764	3,690	6,731	9,474

Other income (expense)
Interest income	98	191	531	1,242
Interest expense, debt issuance costs and other expense	1,070	(2,653)	(4,168)	(6,848)
Loss on extinguishment of debt	—	—	—	(5,625)
Total other income (expense)	1,168	(2,462)	(3,637)	(11,231)

Income (loss) before tax provision (benefit)	4,932	1,228	3,094	(1,757)
Income tax provision (benefit)	1,399	(13,077)	1,175	(12,703)

Net income	3,533	14,305	1,919	10,946
Preferred stock accretion	2,260	2,172	8,873	8,302
Net income (loss) available to common stockholders	$1,273	$12,133	$(6,954)	$2,644

Net income (loss) available to common stockholders per share:
Basic	$0.04	$0.42	$(0.24)	$0.10
Diluted	$0.04	$0.40	$(0.24)	$0.09

Shares used in calculation of net income (loss) available to common stockholders per share:
Basic	29,387	28,764	29,111	27,153
Diluted	30,062	30,511	29,111	29,150

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,969	$13,227
Consumer deposits receivable	-	8,279
Short-term investments	1,009	9,135
Accounts receivable, net	15,742	16,546
Deferred tax asset, current portion	8,782	902
Prepaid expenses and other current assets	4,013	7,595
Total current assets	52,515	55,684

Property and equipment, net	28,707	26,852
Deferred tax asset, less current portion	25,297	32,914
Goodwill	181,516	184,300
Intangible assets	27,668	36,924
Deferred implementation costs, less current portion, and other assets	7,974	4,043
Total assets	$323,677	$340,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,198	$2,001
Consumer deposits payable	-	10,555
Accrued expenses	3,618	7,513
Notes payable, senior secured debt, current portion	15,937	9,562
Interest payable	6	72
Deferred revenues, current portion, and other current liabilities	7,513	8,356

Total current liabilities	28,272	38,059

Notes payable, senior secured debt, less current portion	59,500	75,438
Deferred revenues, less current portion, and other long-term liabilities	6,377	6,508

Total liabilities	94,149	120,005

Redeemable convertible preferred stock	91,415	82,542

Stockholders’ equity	138,113	138,170
Total liabilities and stockholders’ equity	$323,677	$340,717

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2008	2007
	(Unaudited)
Operating activities
Net income	$1,919	$10,946
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax benefit	778	(13,380)
Depreciation and amortization	21,270	19,811
Equity compensation expense	4,696	3,198
Write off and amortization of debt issuance costs	372	4,330
Loss on disposal of assets	50	180
Provision (benefit) for losses on accounts receivable	56	(12)
Loss on investments	556	117
Change in fair value of stock price protection	1,565	(355)
Change in fair value of theoretical swap derivative	(3,574)	(1,145)
Loss on cash flow hedge derivative security	261	350
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	8,279	(3,297)
Consumer deposit payable	(10,555)	5,285
Changes in certain other assets and liabilities	1,929	(7,803)

Net cash provided by operating activities	27,602	18,225
Investing activities
Purchases of property and equipment	(13,471)	(16,360)
Sale of short-term investments	6,570	1,880
Purchase of short-term investments	—	(10,167)
Acquisition of Internet Transaction Solutions, Inc., net of cash acquired	(110)	(12,220)

Net cash used in investing activities	(7,011)	(36,867)
Financing activities
Net proceeds from issuance of common stock	827	3,998
Repurchase of shares issued related to ITS acquisition	(1,965)	—
Payments for ITS stock protection	(112)	—
Purchase of cash flow derivative	—	(121)
Sale of cash flow derivative	—	22
Debt issuance costs and prepayment penalty on refinancing of senior notes	—	(3,179)
Repayment of 2006 notes	—	(85,000)
Proceeds from issuance of 2007 notes	—	85,000
Repayment of 2007 notes	(9,563)	—
Repayment of capital lease obligations	(36)	(40)

Net cash (used in) provided by financing activities	(10,849)	680

Net increase (decrease) in cash and cash equivalents	9,742	(17,962)
Cash and cash equivalents at beginning of year	13,227	31,189

Cash and cash equivalents at end of period	$22,969	$13,227

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Reconciliation of Ebitda (See Note 1):
Net income	$3,533	$14,305	$1,919	$10,946
Depreciation and amortization (incl. loss on disposal of assets)	5,149	5,478	21,320	19,991
Equity compensation expense	725	1,165	4,696	3,198
Other (income) expense	(1,168)	2,462	3,637	11,231
Income tax provision (benefit)	1,399	(13,077)	1,175	(12,703)

Ebitda (See Note 1)	$9,638	$10,333	$32,747	$32,663

Reconciliation of core net income (See Note 2):
Net income (loss) available to common stockholders	$1,273	$12,133	$(6,954)	$2,644
Loss on extinguishment of debt	—	—	—	5,625
Preferred stock accretion related to redemption premium	392	385	1,558	1,468
Change in fair value of stock price protection	127	1,163	1,692	(355)
Change in fair value of theoretical swap derivative	(2,885)	(565)	(3,574)	(1,145)
Change in fair value of mark to market investments	393	117	556	117
Equity compensation expense	725	1,165	4,696	3,198
Tax valuation allowance benefit	(186)	(13,694)	(186)	(13,694)
Amortization of intangible assets	2,170	2,592	9,518	9,435

Core net income (see Note 2)	$2,009	$3,296	$7,306	$7,293

Reconciliation of core net income per share:
Diluted net income (loss) available to common stockholders	$0.04	$0.40	$(0.24)	$0.09
Loss on extinguishment of debt	—	—	—	0.19
Preferred stock accretion related to redemption premium	0.01	0.01	0.05	0.05
Change in fair value of stock price protection	—	0.04	0.06	(0.01)
Change in fair value of theoretical swap derivative	(0.10)	(0.02)	(0.12)	(0.04)
Change in fair value of mark to market investments	0.01	—	0.02	—
Equity compensation expense	0.02	0.04	0.15	0.11
Tax valuation allowance benefit	(0.01)	(0.45)	(0.01)	(0.47)
Amortization of intangible assets	0.07	0.08	0.33	0.32
Other, including impact of treasury method and rounding	0.03	0.01	—	0.01

Core net income per share	$0.07	$0.11	$0.24	$0.25

Notes:

1.	Ebitda is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure we define as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Reconciliation of adjusted net income (loss) available to common stockholders:
Net income (loss) available to common stockholders	$1,273	$12,133	$(6,954)	$2,644
Tax valuation allowance benefit	(186)	(13,694)	(186)	(13,694)

Adjusted net income (loss) available to common stockholders	$1,087	$(1,561)	$(7,140)	$(11,050)

Reconciliation of adjusted net income (loss) available to common stockholders per share:
Diluted net income (loss) available to common stockholders	$0.04	$0.40	$(0.24)	$0.09
Tax valuation allowance benefit	(0.01)	(0.45)	(0.01)	(0.50)
Other, including impact of treasury method and rounding	0.01	—	—	—

Adjusted net income (loss) available to common stockholders per share	$0.04	$(0.05)	$(0.25)	$(0.41)